                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         _____________________________

                                   FORM 8-K


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) May 8, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                 (Exact name of issuer as specified in charter)

           Delaware                       0-16102          59-2840783
         (State or Other Jurisdiction     Commission       (I.R.S. Employer
          or Incorporation or             file number      Identification
          Organization)                                             Number)

              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------

     On May 8, 1997, the Registrant consummated the acquisition of Environmental Waste Systems, Inc. ("EWS") and Environmental Waste Systems of Palm Beach, Inc. ("EWS of Palm Beach") pursuant to the terms of two Amended and Restated Purchase and Sale of Assets Agreements dated May 8, 1997 and May 8, 1997, respectively. The parties to the Environmental Waste Systems, Inc.'s Amended and Restated Purchase and Sale of Assets Agreements are: Eastern Environmental Services, Inc., Eastern Environmental Services of Florida, Inc. and Carl Casagrande and Albert Casagrande (referred to as the "Shareholders"). The Shareholders are collectively referred to as the "Sellers". The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein are qualified in their entirety by reference to the Amended and Restated Purchase and Sale of Asset Agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively. The parties to the Environmental Waste Systems of Palm Beach, Inc., Amended and Restated Purchase and Sale of Assets Agreement are Eastern Environmental Services, Inc., and Eastern Environmental Services of Florida, Inc., Environmental Waste Systems of Palm Beach, Inc., and Carl Casagrande, Albert Casagrande and Dominick Marzono (referred to as the "Shareholders"). Environmental Waste Systems, Inc. and Environmental Waste Systems of Palm Beach, Inc., are under common ownership and management and thus accounted for as a combined operation.

     Pursuant to the Amended and Restated Purchase and Sale of Asset Agreements, the Registrant purchased certain of the assets as defined below for total consideration of approximately $5,030,000, including $3,030,000 in cash and 163,266 shares of the Registrant's common stock valued at $12.25 per share (the negotiated price of the Registrant's common stock). Additionally, on the date of closing the Amended and Restated Purchase and Sale of Assets Agreements, EWS and EWS of Palm Beach had approximately $4,725,000 of outstanding indebtedness. The Registrant has agreed to register a proxy of the stock under the Securities Act of 1933 within 120 days of the date of closing.

     The acquisition includes substantially all of the outstanding assets and liabilities relating to the operation of EWS and EWS of Palm Beach. The acquired assets, including, amongst other items, collection vehicles, containers and recycling equipment, inventory and supplies, office furniture and equipment, all trade secrets, property rights, permits and licenses, and real estate, were used by EWS and EWS of Palm Beach in the operation of a municipal solid waste collection business. The Registrant intends to continue to use the acquired assets for this purpose. In connection with the acquisition, four of the stockholders were hired by EWS and EWS of Palm Beach, Inc. to continue in their previous responsibilities.
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Item 7.  Financial Statements, Pro Form
         Financial Information and Exhibits
         ----------------------------------

(a) Financial statements of businesses acquired are not required due to the transactions being below the financial statement filing requirements as per applicable regulations under the Securities Exchange Act of 1934.

(b)  Pro forma financial information

     Pro forma financial information of Eastern Environmental Services, Inc. are not required due to transaction being below financial statement filing requirements as per applicable regulations under the Securities Exchange Act of 1934.

(c)  Exhibits

10.1 Amended and Restated Agreement for the Purchase and Sale of Assets agreement dated May 8, 1997 by and among Eastern Environmental Services, Inc., a Delaware Corporation ("EESI"); Eastern Environmental Services of Florida, Inc., a Florida Corporation ("Buyer"); Environmental Waste Systems, Inc., a Florida Corporation ("Seller"); and Carl Casagrande and Albert Casagrande, the sole shareholders of Seller (the "Shareholders").

10.2 Amended and Restated Agreement for the Purchase and Sale of assets agreement is dated May 8,1997 by and among Eastern Environmental Services, Inc., a Delaware Corporation ("EESI"); Eastern Environmental Services of Florida, Inc., a Florida Corporation ("Buyer"); Environmental Waste Systems of Palm Beach, Inc., a Florida Corporation ("Seller"); and Carlo Casagrande, Albert Casagrande and Dominick Marzono, the sole shareholders of Seller (the "Sellers").


                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EASTERN ENVIRONMENTAL SERVICES, INC.


     Date: May 21, 1997 By:    /s/ Louis D. Paolino, Jr.
                             --------------------------------
                                          Louis D. Paolino, Jr.
                                          President
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                                 EXHIBIT INDEX

EXHIBIT
NO.       DESCRIPTION
----      -----------

10.1 Amended and Restated Agreement for the Purchase and Sale of Assets agreement dated May 8, 1997 by and among Eastern Environmental Services, Inc., a Delaware Corporation ("EESI"); Eastern Environmental Services of Florida, Inc., a Florida Corporation ("Buyer"); Environmental Waste Systems, Inc., a Florida Corporation ("Seller"); and Carl Casagrande and Albert Casagrande, the sole shareholders of Seller (the "Shareholders").

10.2 Amended and Restated Agreement for the Purchase and Sale of assets agreement is dated May 8, 1997 by and among Eastern Environmental Services, Inc., a Delaware Corporation ("EESI"); Eastern Environmental Services of Florida, Inc., a Florida Corporation ("Buyer"); Environmental Waste Systems of Palm Beach, Inc., a Florida Corporation ("Seller"); and Carlo Casagrande, Albert Casagrande and Dominick Marzono, the sole shareholders of Seller (the "Sellers").